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                                                                    EXHIBIT 12.1


                                RAILAMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS EXCEPT RATIO)


                                                                                                 Three Months
                                                                                                     Ended
                                                1999      2000         2001      2002     2003      3/31/04
                                               ------    ------       ------    ------   ------  ------------
Pre-tax income (loss) from continuing
   operations .............................     4,585    (7,376)       8,600     4,445   42,470      7,459
Fixed charges:
Interest expense ..........................    20,490    55,950       53,480    45,469   41,181     10,092
Capitalized Interest ......................         0         0          289       584      497         63
Appropriate portion (1/3) of rentals ......     1,122     2,970        5,280     8,052    8,448      2,073
                                               ------    ------       ------    ------   ------     ------
  Total Fixed Charges: ....................    21,612    58,920       59,049    54,105   50,126     12,228
Pre-tax income (loss) from continuing
   operations plus fixed charges less
   preferred stock dividend
   requirements and capitalized
   interest ...............................    26,197    51,544       67,360    57,966   92,099     19,624
                                               ------    ------       ------    ------   ------     ------
Ratio of earnings to fixed charges ........      1.21      0.87(a)      1.14      1.07     1.84       1.60
                                               ------    ------       ------    ------   ------     ------


                                RAILAMERICA, INC.
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED DIVIDENDS
                           (IN THOUSANDS EXCEPT RATIO)


                                                                                                      Three Months
                                                                                                          Ended
                                               1999        2000          2001       2002       2003      3/31/04
                                              -------    -------        -------    -------    ------  ------------
Pre-tax income (loss) from continuing
   operations .............................     4,585     (7,376)         8,600      4,445    42,470      7,459
Fixed charges:
Interest expense ..........................    20,490     55,950         53,480     45,469    41,181     10,092
Capitalized Interest ......................         0          0            289        584       497         63
Appropriate portion (1/3) of rentals ......     1,122      2,970          5,280      8,052     8,448      2,073
                                              -------    -------        -------    -------    ------     ------
  Total Fixed Charges .....................    21,612     58,920         59,049     54,105    50,126     12,228
Preference security dividend
   requirements (pre-tax) .................     1,035        901            385          0         0          0
Total fixed charges and preferred
   dividends ..............................    22,647     59,821         59,434     54,105    50,126     12,228
Pre-tax income (loss) from continuing
   operations plus fixed charges less
   capitalized interest ...................    26,197     51,544         67,360     57,966    92,099     19,624
Ratio of earnings to combined fixed
   charges and preferred dividends ........      1.16       0.86(b)        1.13       1.07      1.84       1.60

(a) Due to our loss in 2000, the ratio coverage was less than 1:1. The fixed charges exceeded earnings by $7.4 million.

(b) Due to our loss in 2000, the ratio coverage was less than 1:1. The fixed charges and preference dividends exceeded earnings by $8.3 million.